Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-231347 and 333-236971) of Milestone Pharmaceuticals Inc. of our report dated March 29, 2021 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Montréal, Québec, Canada

March 29, 2021